Exhibit 23.1


                          INDEPENDENT AUDITORS'CONSENT

    We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated April 5, 2002, except for Note 10, as to which the date is June 7, 2002, on the financial statements of Biophan Technologies, Inc. as of February 28, 2002 and 2001 which appear in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/c/ GOLDSTEIN GOLUB KESSLER LLP
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New York, New York
January 13, 2003